EXHIBIT 5.2

Arpil 1, 2010

CONSENT

Encana Corporation

Dear Sirs:

RE:  Encana Corporation

Short Form Base Shelf Prospectus Dated April 1, 2010

Reference is made to the short form base shelf prospectus (the "Prospectus") forming part of the registration statement on Form F-9 (File No. 333- 165626) filed by Encana Corporation with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm name in the Prospectus under the headings "Enforceability of Civil Liabilities" and "Legal Matters".

Yours truly,

Macleod Dixon LLP